Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

SECOND QUARTER 2014 RESULTS

- Second Quarter 2014 Net Revenue and Consolidated Adjusted EBITDA Increase 9% and 11% Respectively -
- Free Cash Flow Increases 63% -
- Announces Quarterly Cash Dividend of $0.025 Per Share -

SANTA MONICA, CALIFORNIA, August 6, 2014 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three- and six-month periods ended June 30, 2014.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure, is included beginning on page 9. Unaudited financial highlights are as follows:

	Three-Month Period			Six-Month Period
	Ended June 30,			Ended June 30,
	2014	2013	% Change	2014	2013	% Change
Net revenue	$61,846	$56,950	9%	$114,502	$106,037	8%
Operating expenses (1)	35,001	33,412	5%	68,508	65,320	5%
Corporate expenses (2)	5,261	4,736	11%	10,097	9,233	9%

Consolidated adjusted EBITDA (3)	22,147	19,996	11%	37,132	33,376	11%

Free cash flow (4)	$16,667	$10,194	63%	$26,020	$13,632	91%
Free cash flow per share, basic (4)	$0.19	$0.12	58%	$0.29	$0.16	81%
Free cash flow per share, diluted (4)	$0.18	$0.11	64%	$0.29	$0.15	93%

Net income (loss)	$8,735	$5,073	72%	$13,123	$4,116	219%

Net income (loss) per share, basic	$0.10	$0.06	67%	$0.15	$0.05	200%
Net income (loss) per share, diluted	$0.10	$0.06	67%	$0.14	$0.05	180%

Weighted average common shares outstanding, basic	89,276,794	87,074,952		88,982,009	86,768,686
Weighted average common shares outstanding, diluted	91,202,732	89,228,790		91,074,937	88,147,914
(1)

Operating expenses include direct operating, selling, general and administrative expenses. Included in operating expenses are $0.1 million and $0.3 million of non-cash stock-based compensation for the three-month periods ended June 30, 2014 and 2013, respectively, and $0.2 million and $0.5 million of non-cash stock-based compensation for the six-month periods ended June 30, 2014 and 2013, respectively. Operating expenses do not include corporate expenses, depreciation and amortization, impairment charge, gain (loss) on sale of assets, gain (loss) on debt extinguishment and other income (loss).

(2)

Corporate expenses include $0.5 million and $1.1 million of non-cash stock-based compensation for the three-month periods ended June 30, 2014 and 2013, respectively, and $1.1 million and $1.8 million of non-cash stock-based compensation for the six-month periods ended June 30, 2014 and 2013, respectively.

(3)

Consolidated adjusted EBITDA means net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization less syndication programming payments. We use the term consolidated adjusted EBITDA because that measure is defined in our credit facility and does not include gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization and does include syndication programming payments. While many in the financial community and we consider consolidated adjusted EBITDA to be important, it should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with accounting principles generally accepted in the United States of America, such as cash flows from operating activities, operating income and net income. As consolidated adjusted EBITDA excludes non-cash gain (loss) on sale of assets, non-cash depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation expense, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization and includes syndication programming payments, consolidated adjusted EBITDA has certain limitations because it excludes and includes several important non-cash financial line items.

Entravision Communications

Therefore, we consider both non-GAAP and GAAP measures when evaluating our business. Consolidated adjusted EBITDA is also used to make executive compensation decisions.
(4)

Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense, and capital expenditures. Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, less non-cash interest expense relating to discount amortization on our $324 million aggregate principal amount of 8.750% senior secured first lien notes (the “Notes”), which were fully redeemed on August 2, 2013, and less interest income. Free cash flow per share is defined as free cash flow divided by the basic or diluted weighted average common shares outstanding.

Commenting on the Company’s earnings results, Walter F. Ulloa, Chairman and Chief Executive Officer, said, “During the second quarter, we achieved continued growth in core advertising revenue (excluding retransmission consent revenue and political advertising revenue) as our television segment again outperformed the television broadcast industry, reflecting the contributions from our broadcast of the World Cup. Our radio operations also produced revenue growth that we believe will be among the best in the industry. Continuing the trend of the last several years, we also experienced an increase in retransmission consent revenue. We also improved our free cash flow and net income over the second quarter of 2013 as we benefited from the successful refinancing of our debt last August. We have continued to build our digital footprint and marketing solutions capabilities, which provide us with an integrated platform to allow advertisers and marketers to connect with Latino audiences. Looking ahead, we remain well positioned to build on our success in attracting Latino audiences, expanding our advertiser base and monetizing our reach to the benefit of our shareholders.”

Announces Quarterly Cash Dividend

The Company announced today that its Board of Directors has approved a quarterly cash dividend to shareholders of $0.025 per share of the Company’s Class A, Class B and Class U common stock, in an aggregate amount of approximately $2.2 million. The quarterly dividend will be payable on September 30, 2014 to shareholders of record as of the close of business on September 15, 2014, and the common stock will trade ex-dividend on September 11, 2014. As previously announced, the Company currently anticipates that future cash dividends will be paid on a quarterly basis. Any decision to pay future cash dividends will be subject to further approval by the Board.

Acquisition of Pulpo Media, Inc.

On June 18, 2014, we completed the acquisition of 100% of the common shares of Pulpo Media, Inc., a leading provider of digital advertising services and solutions focused on Hispanics in the U.S. and Latin America. The transaction was funded from our cash on hand, for an aggregate cash consideration of $15.0 million, net of cash acquired of $0.7 million, and contingent consideration with a fair value of $1.4 million as of the acquisition date.

Entravision Communications

Financial Results

Three-Month Period Ended June 30, 2014 Compared to Three-Month Period Ended

June 30, 2013

(Unaudited)

	Three-Month Period
	Ended June 30,
	2014	2013	% Change
Net revenue	$61,846	$56,950	9%
Operating expenses (1)	35,001	33,412	5%
Corporate expenses (1)	5,261	4,736	11%
Depreciation and amortization	3,503	3,820	(8)%

Operating income (loss)	18,081	14,982	21%
Interest expense, net	(3,456)	(7,872)	(56)%
Gain (loss) on debt extinguishment	—	(130)	(100)%

Income (loss) before income taxes	14,625	6,980	110%

Income tax (expense) benefit	(5,890)	(1,907)	209%
Net income (loss)	$8,735	$5,073	72%
(1)	Operating expenses and corporate expenses are defined on page 1.

Net revenue increased to $61.8 million for the three-month period ended June 30, 2014 from $57.0 million for the three-month period ended June 30, 2013, an increase of $4.8 million. Of the overall increase, approximately $3.5 million was generated by our television segment and was primarily attributable to advertising revenue from the World Cup, and an increase in retransmission consent revenue. Additionally, $1.3 million of the overall increase was generated by our radio segment and was primarily attributable to advertising revenue from the World Cup.

Operating expenses increased to $35.0 million for the three-month period ended June 30, 2014 from $33.4 million for the three-month period ended June 30, 2013, an increase of $1.6 million. The increase was primarily attributable to an increase in salary expense and an increase in employee benefits costs and payroll taxes associated with the increase in salary expense.

Corporate expenses increased to $5.3 million for the three-month period ended June 30, 2014 from $4.7 million for the three-month period ended June 30, 2013, an increase of $0.6 million. The increase was primarily attributable to fees associated with the acquisition of Pulpo Media, an increase in salary expense and digital media-related expenses, partially offset by a decrease in non-cash stock-based compensation.

Entravision Communications

Six-Month Period Ended June 30, 2014 Compared to Six-Month Period Ended

June 30, 2013

(Unaudited)

	Six-Month Period
	Ended June 30,
	2014	2013	% Change
Net revenue	$114,502	$106,037	8%
Operating expenses (1)	68,508	65,320	5%
Corporate expenses (1)	10,097	9,233	9%
Depreciation and amortization	7,018	7,775	(10)%

Operating income (loss)	28,879	23,709	22%
Interest expense, net	(6,882)	(15,649)	(56)%
Gain (loss) on debt extinguishment	—	(130)	(100)%

Income (loss) before income taxes	21,997	7,930	177%

Income tax (expense) benefit	(8,874)	(3,814)	133%
Net income (loss)	$13,123	$4,116	219%
(1)	Operating expenses and corporate expenses are defined on page 1.

Net revenue increased to $114.5 million for the six-month period ended June 30, 2014 from $106.0 million for the six-month period ended June 30, 2013, an increase of $8.5 million. Of the overall increase, approximately $6.4 million was generated by our television segment and was primarily attributable to advertising revenue from the World Cup, and an increase in retransmission consent revenue. Additionally, $2.1 million of the overall increase was generated by our radio segment and was primarily attributable to advertising revenue from the World Cup and an increase in national advertising revenue.

Operating expenses increased to $68.5 million for the six-month period ended June 30, 2014 from $65.3 million for the six-month period ended June 30, 2013, an increase of $3.2 million. The increase was primarily attributable to an increase in salary expense and an increase in employee benefits costs and payroll taxes associated with the increase in salary expense.

Corporate expenses increased to $10.1 million for the six-month period ended June 30, 2014 from $9.2 million for the six-month period ended June 30, 2013, an increase of $0.9 million. The increase was primarily attributable to fees associated with the acquisition of Pulpo Media, an increase in salary expense and digital media-related expenses, partially offset by a decrease in non-cash stock-based compensation.

Segment Results

The following represents selected unaudited segment information:

	Three-Month Period			Six-Month Period
	Ended June 30,			Ended June 30,
	2014	2013	% Change	2014	2013	% Change
Net Revenue
Television	$43,151	$39,590	9%	$80,892	$74,542	9%
Radio	18,695	17,360	8%	33,610	31,495	7%
Total	$61,846	$56,950	9%	$114,502	$106,037	8%

Operating Expenses (1)
Television	$20,186	$19,573	3%	$39,637	$38,487	3%
Radio	14,815	13,839	7%	28,871	26,833	8%
Total	$35,001	$33,412	5%	$68,508	$65,320	5%

Corporate Expenses (1)	$5,261	$4,736	11%	$10,097	$9,233	9%

Consolidated adjusted EBITDA (1)	$22,147	$19,996	11%	$37,132	$33,376	11%
(1)	Operating expenses, corporate expenses, and consolidated adjusted EBITDA are defined on page 1.

Entravision Communications

Entravision Communications Corporation will hold a conference call to discuss its 2014 second quarter results on August 6, 2014 at 5 p.m. Eastern Time. To access the conference call, please dial 412-858-4600 ten minutes prior to the start time. The call will be webcast live and archived for replay on the investor relations portion of the Company’s Web site located at www.entravision.com.

Entravision Communications Corporation is a diversified Spanish-language media company with an integrated platform of solutions and services that includes television, radio, digital media and data analytics to reach Latino audiences across the United States and Latin America. Entravision has 58 primary television stations, including in 20 of the nation’s top 50 Latino markets, and is the largest affiliate group of both the top-ranked Univision television network and Univision’s UniMás network. Entravision also operates one of the nation’s largest groups of primarily Spanish-language radio stations, consisting of 49 owned and operated radio stations, and Entravision Solutions, a national sales representation and marketing organization specializing in Spanish-language media platforms and radio networks. Entravision also offers a variety of digital media platforms and services, including digital content, digital advertising platforms, including the #1-ranked online advertising platform in Hispanic reach, and data analytics solutions designed to maximize the opportunity for advertisers and marketers to connect with the growing Latino consumer market. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

For more information, please contact:

Christopher T. Young	Mike Smargiassi/Brad Edwards
Chief Financial Officer	Brainerd Communicators, Inc.
Entravision Communications Corporation	212-986-6667
310-447-3870

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets

(In thousands; unaudited)

	June 30,	December 31,
	2014	2013

ASSETS
Current assets
Cash and cash equivalents	$39,817	$43,822
Trade receivables, net of allowance for doubtful accounts	62,581	57,043
Deferred income taxes	6,100	6,100
Prepaid expenses and other current assets	5,079	4,087
Total current assets	113,577	111,052
Property and equipment, net	57,877	58,765
Intangible assets subject to amortization, net	22,161	19,812
Intangible assets not subject to amortization	220,701	220,701
Goodwill	50,631	36,647
Deferred income taxes	75,472	83,856
Other assets	6,533	7,404
Total assets	$546,952	$538,237

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$3,750	$3,750
Advances payable, related parties	118	118
Accounts payable and accrued expenses	28,950	31,246
Total current liabilities	32,818	35,114
Long-term debt, less current maturities	358,438	360,313
Other long-term liabilities	9,741	6,786
Total liabilities	400,997	402,213

Stockholders’ equity (deficit)
Class A common stock	6	6
Class B common stock	2	2
Class U common stock	1	1
Additional paid-in capital	925,955	927,377
Accumulated deficit	(778,473)	(791,596)
Accumulated other comprehensive income (loss)	(1,536)	234
Total stockholders’ equity (deficit)	145,955	136,024
Total liabilities and stockholders’ equity (deficit)	$546,952	$538,237

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2014	2013	2014	2013
Net revenue	$61,846	$56,950	$114,502	$106,037

Expenses:
Direct operating expenses	26,753	25,988	51,629	50,213
Selling, general and administrative expenses	8,248	7,424	16,879	15,107
Corporate expenses	5,261	4,736	10,097	9,233
Depreciation and amortization	3,503	3,820	7,018	7,775
	43,765	41,968	85,623	82,328
Operating income (loss)	18,081	14,982	28,879	23,709
Interest expense	(3,469)	(7,881)	(6,907)	(15,665)
Interest income	13	9	25	16
Gain (loss) on debt extinguishment	—	(130)	—	(130)
Income (loss) before income taxes	14,625	6,980	21,997	7,930
Income tax (expense) benefit	(5,890)	(1,907)	(8,874)	(3,814)
Net income (loss)	$8,735	$5,073	$13,123	$4,116

Basic and diluted earnings per share:
Net income (loss) per share, basic	$0.10	$0.06	$0.15	$0.05
Net income (loss) per share, diluted	$0.10	$0.06	$0.14	$0.05

Cash dividends declared per common share	$0.03	—	$0.05	—

Weighted average common shares outstanding, basic	89,276,794	87,074,952	88,982,009	86,768,686
Weighted average common shares outstanding, diluted	91,202,732	89,228,790	91,074,937	88,147,914

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2014	2013	2014	2013

Cash flows from operating activities:
Net income (loss)	$8,735	$5,073	$13,123	$4,116
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,503	3,820	7,018	7,775
Deferred income taxes	5,796	1,452	8,291	3,294
Amortization of debt issue costs	203	575	404	1,030
Amortization of syndication contracts	122	151	244	302
Payments on syndication contracts	(154)	(326)	(312)	(651)
Non-cash stock-based compensation	595	1,369	1,303	2,241
(Gain) loss on debt extinguishment	—	130	—	130
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(7,142)	(6,243)	(3,632)	(4,327)
(Increase) decrease in prepaid expenses and other assets	(268)	374	(1,261)	(454)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	1,557	8,055	(5,484)	(637)
Net cash provided by (used in) operating activities	12,947	14,430	19,694	12,819
Cash flows from investing activities:
Purchases of property and equipment and intangibles	(2,133)	(2,050)	(4,051)	(4,605)
Purchase of a business, net of cash acquired	(15,048)	—	(15,048)	—
Net cash provided by (used in) investing activities	(17,181)	(2,050)	(19,099)	(4,605)
Cash flows from financing activities:
Proceeds from stock option exercises	103	2,041	1,739	2,392
Payments on long-term debt	(937)	(50)	(1,875)	(50)
Dividends paid	(2,240)	—	(4,464)	—
Payments of capitalized debt offering and issuance costs	—	(5,620)	—	(5,620)
Net cash provided by (used in) financing activities	(3,074)	(3,629)	(4,600)	(3,278)
Net increase (decrease) in cash and cash equivalents	(7,308)	8,751	(4,005)	4,936
Cash and cash equivalents:
Beginning	47,125	32,315	43,822	36,130
Ending	$39,817	$41,066	$39,817	$41,066

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2014	2013	2014	2013

Consolidated adjusted EBITDA (1)	$22,147	$19,996	$37,132	$33,376

Interest expense	(3,469)	(7,881)	(6,907)	(15,665)
Interest income	13	9	25	16
Income tax (expense) benefit	(5,890)	(1,907)	(8,874)	(3,814)
Amortization of syndication contracts	(122)	(151)	(244)	(302)
Payments on syndication contracts	154	326	312	651
Non-cash stock-based compensation included in direct operating expenses	(127)	(295)	(217)	(479)
Non-cash stock-based compensation included in corporate expenses	(468)	(1,074)	(1,086)	(1,762)
Depreciation and amortization	(3,503)	(3,820)	(7,018)	(7,775)
Gain (loss) on debt extinguishment	—	(130)	—	(130)
Net income (loss)	8,735	5,073	13,123	4,116

Depreciation and amortization	3,503	3,820	7,018	7,775
Deferred income taxes	5,796	1,452	8,291	3,294
Amortization of debt issue costs	203	575	404	1,030
Amortization of syndication contracts	122	151	244	302
Payments on syndication contracts	(154)	(326)	(312)	(651)
Non-cash stock-based compensation	595	1,369	1,303	2,241
(Gain) loss on debt extinguishment	—	130	—	130
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(7,142)	(6,243)	(3,632)	(4,327)
(Increase) decrease in prepaid expenses and other assets	(268)	374	(1,261)	(454)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	1,557	8,055	(5,484)	(637)
Cash flows from operating activities	$12,947	$14,430	$19,694	$12,819
(1)	Consolidated adjusted EBITDA is defined on page 1.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Net Income (Loss)

(In thousands; unaudited)

The most directly comparable GAAP financial measure is net income (loss). A reconciliation of this non-GAAP measure to net income (loss) for each of the periods presented is as follows:

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2014	2013	2014	2013
Consolidated adjusted EBITDA (1)	$22,147	$19,996	$37,132	$33,376
Net interest expense (1)	3,253	7,297	6,478	14,619
Cash paid for income taxes	94	455	583	520
Capital expenditures (2)	2,133	2,050	4,051	4,605
Free cash flow (1)	16,667	10,194	26,020	13,632

Capital expenditures (2)	2,133	2,050	4,051	4,605
Amortization of debt issue costs	(203)	(575)	(404)	(1,030)
Non-cash income tax expense	(5,796)	(1,452)	(8,291)	(3,294)
Amortization of syndication contracts	(122)	(151)	(244)	(302)
Payments on syndication contracts	154	326	312	651
Non-cash stock-based compensation included in direct operating expenses	(127)	(295)	(217)	(479)
Non-cash stock-based compensation included in corporate expenses	(468)	(1,074)	(1,086)	(1,762)
Depreciation and amortization	(3,503)	(3,820)	(7,018)	(7,775)
Gain (loss) on debt extinguishment	—	(130)	—	(130)
Net income (loss)	$8,735	$5,073	$13,123	$4,116
(1)	Consolidated adjusted EBITDA, net interest expense, and free cash flow are defined on page 1.
(2)	Capital expenditures is not part of the consolidated statement of operations.